AMENDMENT
                                       TO
              AMENDED INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT
                                     BETWEEN
                                JNL SERIES TRUST
                                       AND
                    JACKSON NATIONAL FINANCIAL SERVICES, INC.


         This AMENDMENT is by and between JNL Series Trust, a Massachusetts business trust (the "Trust") and Jackson National Financial Services, LLC, a Michigan limited liability company and registered investment adviser (the "Adviser").

         WHEREAS, the Trust and Jackson National Financial Services, Inc. ("JNFSI") entered into an Amended Investment Advisory and Management Agreement dated August 17, 1995 (the "Agreement"), whereby the Trust retained JNFSI to perform investment advisory and management services for the Series of the Trust enumerated in the Agreement; and

         WHEREAS, effective July 1, 1998, JNFSI assigned, transferred and conveyed to Adviser, and Adviser assumed, all of the interests, rights, responsibilities and obligations of JNFSI under the Agreement, and thereafter Adviser was deemed a party in lieu of JNFSI to such Agreement; and

         WHEREAS, nine new Series will be added to the Trust and the Trust desires the Adviser to perform investment advisory and management services for these Series of the Trust; and

         WHEREAS, the Adviser agrees to serve as the investment adviser and business manager for the above-referenced Series of the Trust on the terms and conditions set forth in the Agreement.

         NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the Trust and the Adviser agree as follows:

         1. Both parties hereby ratify and approve, effective as of July 1, 1998, JNFSI's assignment, transfer and conveyance to Adviser, and Adviser's assumption, of all of the interests, rights, responsibilities and obligations of JNFSI under the Agreement, and further, both parties hereby agree that, effective July 1, 1998, Adviser is deemed a party in lieu of JNFSI to the Agreement.

         2. Effective with respect to a Series upon capitalization of such Series, the Adviser shall serve as the investment adviser and business manager for the JNL/J.P. Morgan Enhanced S&P 500 Index Series, JNL/SSGA Enhanced Intermediate Bond Index Series, JNL/SSGA International Index Series, JNL/SSGA Russell 2000 Index Series, JNL/SSGA S&P 500 Index Series, JNL/SSGA S&P MidCap Index Series, JNL/S&P Conservative Growth Series, JNL/S&P Moderate Growth Series, and JNL/S&P Aggressive Growth Series.

         3. As compensation for services performed and the facilities and personnel provided by the Adviser under the Agreement, the Trust will pay to the Adviser, promptly after the end of each month for the services rendered by the Adviser during the preceding month, the sum of the following amounts:

JNL/J.P. Morgan Enhanced S&P 500 Index Series...................    $0 to $25 million.......  .80%
                                                                    Over $25 million........  .75%

JNL/S&P Conservative Growth Series..............................    $0 to $500 million......  .20%
                                                                    Over $500 million.......  .15%

JNL/S&P Moderate Growth Series..................................    $0 to $500 million......  .20%
                                                                    Over $500 million.......  .15%

JNL/S&P Aggressive Growth Series................................    $0 to $500 million......  .20%
                                                                    Over $500 million.......  .15%

JNL/SSGA Enhanced Intermediate Bond Index Series................    all assets..............  .65%

JNL/SSGA International Index Series.............................    all assets..............  .60%

JNL/SSGA Russell 2000 Index Series..............................    all assets..............  .50%

JNL/SSGA S&P 500 Index Series...................................    all assets..............  .50%

JNL/SSGA S&P MidCap Index Series................................    all assets..............  .50%

         4. The Trust and the Adviser agree to abide and be bound by all of the terms and conditions set forth in the Agreement.

         IN WITNESS WHEREOF, the Trust and the Adviser have caused this Agreement to be executed by their duly authorized officers as of the 21st day of December, 1998.

                           JNL SERIES TRUST


                           By:      /s/ Andrew B. Hopping
                                    ----------------------------------
                           Name:    Andrew B. Hopping

                           Title:   President


                           JACKSON NATIONAL FINANCIAL SERVICES, LLC


                           By:      /s/ Mark D. Nerud
                                    ----------------------------------
                           Name:    Mark D. Nerud

                           Title:   Chief Financial Officer